Exhibit 99.1
The Buckle, Inc.

2407 W. 24th St. Kearney, NE 68845

P.O. Box 1480 Kearney, NE 68848-1480

phone: 308-236-8491

fax: 308-236-4493

For Immediate Release: February 20, 2008	web: www.buckle.com

Contact:	Karen B. Rhoads, Chief Financial Officer
The Buckle, Inc.
308/236-8491

THE BUCKLE, INC. CHAIRMAN ADOPTS RULE 10b5-1 PLAN

KEARNEY, NE -- The Buckle, Inc. (NYSE: BKE) today announced that Dan Hirschfeld, Chairman of the Board, has adopted a stock trading plan to sell a portion of his shares of the Company’s common stock. The stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934.

Under the plan, Mr. Hirschfeld may sell up to 1,200,000 shares, or such lesser number as permissible under Rule 144, over a period of twelve months beginning March 3, 2008, unless the plan is amended or terminated. Mr. Hirschfeld’s plan was adopted February 19, 2008, during an authorized trading period and when Mr. Hirschfeld was not in possession of material, non-public information. A third-party broker will administer Mr. Hirschfeld’s stock trading plan. Sales of common stock by Mr. Hirschfeld pursuant to the terms of the plan or otherwise will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Offering a unique mix of high-quality, on-trend apparel, accessories, and footwear, Buckle caters to fashion-conscious young men and women. Known as a denim destination, each store carries a wide selection of fits, styles, and finishes from leading denim brands, including the Company's exclusive brand, BKE. Headquartered in Kearney, Nebraska, Buckle currently operates 368 retail stores in 38 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995; All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com
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